UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2014

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On April 25, 2014 the Board of Directors of Radisys Corporation (the “Company”) set September 22, 2014 as the date of the Company's 2014 annual meeting of shareholders and set July 29, 2014 as the record date for determining shareholders entitled to vote at the annual meeting. The annual meeting will be held on September 22, 2014 at 11:00 a.m. Pacific Daylight Time at the Company's corporate headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company's proxy statement for the annual meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before July 9, 2014.

For all shareholder proposals or director nominations made outside of Rule 14a-8 of the Exchange Act, the Company's bylaws require shareholders to give the Company advance notice of any such proposal or director nomination to be submitted at the annual meeting. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Corporate Secretary at the address below. The bylaws prescribe the information to be contained in any such notice. To be timely, any notice relating to a shareholder proposal or director nominations made outside of Rule 14a-8 for the annual meeting must be received by the Company no earlier than July 9, 2014 and no later than August 3, 2014.

All proposals should be directed to the attention of the Corporate Secretary, Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION

Dated: July 1, 2014	By:	/s/ Allen Muhich
Allen Muhich
Chief Financial Officer and Vice President of Finance (Principal Financial and Accounting Officer)